                                                                   EXHIBIT 10(a)


                   AGREEMENT FOR ISSUANCE OF LETTERS OF CREDIT


     This Agreement for Issuance of Letters of Credit ("Agreement") is entered into as of February 16, 1995, by and between EARL SCHEIB, INC., a Delaware corporation ("Borrower") and CITY NATIONAL BANK, a national banking association ("CNB").

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "CURRENT ASSETS" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with generally accepted accounting principles, consistently applied, excluding, however, from the determination of Current Assets, loans to stockholders, amounts due from Subsidiaries or affiliates, deferred costs (except deferred income tax assets), and other intangible assets;

     1.2 "CURRENT LIABILITIES" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with generally accepted accounting principles, consistently applied, and shall include without limitation (a) all payments on subordinated debt required to be made within one (1) year after the date on which the determination is made; and (b) all indebtedness payable to stockholders, affiliates, Subsidiaries or officers regardless of maturity, unless such indebtedness shall have been subordinated, on terms satisfactory to CNB;

     1.3 "ESTATE LOAN" shall mean that certain Term Loan made by CNB to The Estate of Earl A. Scheib in the original principal amount of $3,000,000.00 on January 19, 1995;

     1.4 "MARKETABLE SECURITIES" shall mean margin stock as defined in Regulation U of the Federal Reserve Board, and securities issued by the United States government, federal agencies, any state or territory, and state agencies, subdivisions or municipalities;

     1.5 "PUT AGREEMENT" shall mean that certain Put Agreement by and between CNB and Borrower dated of even date herewith, governing CNB's right to put the Estate Loan to Borrower;

     1.6 "SUBSIDIARY" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries;

     1.7 "TANGIBLE NET WORTH" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, unamortized debt discount, affiliate receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges (except deferred income tax assets), copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principles consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consoli-dated balance sheet, as determined in accordance with generally accepted accounting principles consistently applied; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; and

     1.8 "TOTAL SENIOR LIABILITIES" shall mean, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles, consistently applied, less subordinated debt.


2. LETTER OF CREDIT FACILITY. CNB shall, at the request of Borrower, at any time up to, but not including, August 1, 1995, and upon the terms and conditions set forth herein, issue standby letters of credit ("Letters of Credit") for the account of Borrower. The aggregate face amount of outstanding Letters of Credit together with unpaid reimbursement obligations shall not at any time exceed Five Million Dollars ($5,000,000.00).

     2.1 ISSUANCE OF LETTERS OF CREDIT. Letters of Credit shall be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement incorporated herein by this reference, as it may exist from time to time, subject to the terms of this Agreement in the event of any conflict herewith. Letters of Credit shall be issued on the normal documentation used by CNB from time to time in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500. CNB's current letter of credit documentation is attached hereto as Exhibit "A." Unless CNB otherwise agrees in writing, no Letter of Credit may expire after October 31, 1995. Published CNB fees and charges, as they may be changed from time to time, shall apply to the issuance of Letters of Credit. CNB's current schedule of applicable fees and charges is attached hereto as Exhibit "B."

     2.2 REIMBURSEMENT. Borrower shall immediately reimburse CNB for any drawing on a Letter of Credit. In the event Borrower does not immediately reimburse CNB for such drawing, the unreimbursed portion shall bear interest at a rate equal to the Prime Rate of CNB, as it exists from time to time, plus one and one-half percent (1.5%) per year, computed on a basis of a 360 day year. In the event CNB exercises its rights and remedies under Section 4 below, Borrower shall pay CNB cash in the aggregate face amount of the outstanding Letters of Credit, to be held as cash collateral for Borrower's obligation to reimburse CNB upon the funding of such Letters of Credit.


3. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. The obligations of CNB to issue any Letter of Credit hereunder shall be subject to the fulfillment of each of the following conditions to CNB's satisfaction:

     3.1 CNB shall have received an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement, duly executed and delivered by Borrower, in the form customarily used by CNB and in form and substance acceptable to CNB;

     3.2 The Letter of Credit shall not cause the total of all outstanding Letters of Credit to exceed Five Million Dollars ($5,000,000.00); and

     3.3 The Borrower shall not be in default on any obligation of Borrower to CNB, including this Agreement.


4. EVENTS OF DEFAULT. The occurrence of any of the following with respect to Borrower shall constitute an "Event of Default" hereunder:

     4.1 Failure to make any payment of any reimbursement obligation under this Agreement;

     4.2 Filing of a petition by or against any of such parties under any provision of the BANKRUPTCY CODE;

     4.3  Appointment of a receiver or an assignee for the benefit of creditors;

     4.4 Commencement of dissolution or liquidation proceedings or the disqualification (under any applicable law or regulation) of Borrower;

     4.5  Revocation of any guaranty, or any guaranty becomes unenforceable;

     4.6 Any financial statement provided by Borrower to CNB is false or materially misleading;

     4.7 Any material default in the payment or performance of any obligation, or any material default under any provision of any contract or instrument pursuant to which Borrower has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

     4.8 Any sale or transfer of all or a substantial part of the assets of Borrower other than in the ordinary course of business;

     4.9 Any violation, breach or default under this Agreement, any Application, letter agreement, guaranty, security agreement, deed of trust, subordination agreement or any other contract or instrument executed in connection with this Agreement;

     4.10 Failure of Borrower to furnish CNB, within the times specified, the following statements:

          4.10.1 Within forty-five (45) days after the end of each quarterly accounting period of each fiscal year, a financial statement consisting of not less than a balance sheet, and income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

          4.10.2 Within ninety (90) days after the close of Borrower's fiscal year, a copy of the annual financial statements for such year for Borrower and the Subsidiaries, as filed with the Securities and Exchange Commission ("SEC"), including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited and certified by Borrower's accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto; and

          4.10.3 Such additional information, SEC filings, reports and/or statements as CNB may, from time to time, reasonably request;

     4.11 Failure of Borrower to maintain the following, so long as the Put Agreement is in effect:

          4.11.1 Tangible Net Worth of not less than $20,000,000.00, measured as of the end of each fiscal quarter;

          4.11.2 A ratio of Total Senior Liabilities to Tangible Net Worth of not more than 0.7 to 1, measured as of the end of each fiscal quarter;

          4.11.3 A ratio of Current Assets to Current Liabilities of not less than 1.25 to 1, measured as of the end of each fiscal quarter; and

          4.11.4 Minimum liquidity, consisting of unencumbered cash and cash equivalents and Marketable Securities held in Borrower's name, of not less than
(a) $2,500,000.00 through July 30, 1995, and (b) the outstanding principal balance on the Estate Loan, measured as of the end of each fiscal quarter thereafter;

     4.12 Borrower shall create, incur, assume or permit to exist any debt, except debt to CNB and trade debt incurred in the ordinary course of business, in excess of $100,000.00, without CNB's prior written consent, so long as the Put Agreement is in effect; or

     4.13 The Put Agreement shall become unenforceable for any reason, or the Borrower shall attempt to disavow, revoke or attempt to terminate the Put Agreement.


5. CNB'S REMEDIES. Upon the occurrence of any uncured Event of Default, CNB may, at its option, (a) declare the outstanding principal and accrued interest owed under the Note immediately due and payable; (b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting the obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies under this Agreement, the Note, any guaranties executed in favor of CNB guaranteeing the Note or this Agreement, any agreement executed in connection with the issuance of any Letter of Credit, any security agreement or deed of trust securing the Note or this Agreement, and any or all of its rights and remedies under applicable law.

6. BANKING RELATIONSHIP. During the term of this Agreement, Borrower shall maintain substantially all of its commercial banking business with CNB, including maintenance of Borrower's primary depository accounts and issuance and negotiation of Letters of Credit.


7. MISCELLANEOUS. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Agreement or the collection of any sums due hereunder and irrespective of whether suit is filed.


8. ENVIRONMENTAL INDEMNIFICATION. Due to the environmentally sensitive nature of the industry in which Borrower is principally engaged and upon which CNB will rely as its primary source of repayment, and in consideration of CNB extending credit to Borrower, Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

     Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly of indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.


9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.


10. NOTICE. Any notice required or permitted to be given under this Agreement or any of the documents related hereto shall be given in writing and shall be deemed to have been given when deposited in the United States mail certified return receipt requested, with first-class postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall, until further notice given as herein provided, be as follows:

"CNB"               City National Bank
                    Head Office
                    400 N. Roxbury Drive, Suite 300
                    Beverly Hills, California 90210

                    Attention:  David Nelson, Vice President
copy to:            City National Bank
                    Legal Department
                    400 N. Roxbury Drive, Suite 500
                    Beverly Hills, California 90210

                    Attention:  Colette Flannick Hebert, Managing Counsel

"Company"           Earl Scheib, Inc.
                    8737 Wilshire Boulevard
                    Beverly Hills, California 90211

                    Attention:  John K. Minnihan, Vice President Finance

copy to:            Buchalter, Nemer, Fields & Younger
                    601 S. Figueroa Street, Suite 2400
                    Los Angeles, California 90017-5704

                    Attention:  David Sunkin, Esq.


11.  APPLICABLE LAW.     This Agreement and the rights and obligations of the
parties hereunder shall be governed by and interpreted and constructed in accordance with the laws of the State of California.


12.  ARBITRATION.

     12.1 At the request of CNB or Company any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Company, and in any way arising out of, pertaining to or in connection with this Agreement, and/or any renewals, extensions, or amendments thereto shall be resolved through final and binding arbitration administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (California Code of Civil Procedure, Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

     12.2 The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

     12.3 The arbitrator(s) shall determine which is the prevailing party and shall include in the award that party's reasonable attorney's fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation, and for disclosure of the status and outcome of the proceedings to Estate.

13. ENTIRE AGREEMENT AND AMENDMENTS. This written Agreement is intended by CNB and Company as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement on the subject dealt with herein. This Agreement may be amended only in a writing signed by Company and CNB.



"Borrower"                    EARL SCHEIB, INC., a
                              Delaware corporation


                              By:  /s/ DANIEL A. SEIGEL
                                   ------------------------------------
                                   DANIEL A. SEIGEL, President



"CNB"                         CITY NATIONAL BANK, a national
                              banking association



                              By:  /s/ DAVID NELSON
                                   ------------------------------------
                                   DAVID NELSON, Vice President